Exhibit 5.1

November 3, 2023

Las Vegas Sands Corp.
5420 S. Durango Dr.
Las Vegas, Nevada 89113
Re:    Form S-3/ASR Registration Statement
Ladies and Gentlemen:
I am Executive Vice President and Global General Counsel of Las Vegas Sands Corp., a Nevada corporation (the “Company”), and as such have acted as counsel to the Company in connection with the Registration Statement on Form S-3/ASR, dated November 3, 2023 (the “Registration Statement”) to be filed on the date hereof by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement, including the prospectus that is a part thereof, relates to the issuance and sale, from time to time, of the following securities of the Company, in such amounts, at such prices and on such terms to be determined at the time of the offering (the following, collectively, the “Securities”): (i) shares of the Company’s common stock, par value $0.001 per share, in one or more series (the “Common Stock”); (ii) shares of the Company’s preferred stock, par value $0.001 per share, in one or more series (the “Preferred Stock”); (iii) debt securities, in one or more series (the “Debt Securities”), which may be issued under the indenture, dated as of July 31, 2019, between the Company and U.S. Bank National Association, as trustee, which has been filed as an exhibit to the Registration Statement (the “Indenture”); (iv) depositary shares consisting of fractional shares of a series of Preferred Stock (“Depositary Shares”); (v) warrants for the purchase of Common Stock, Debt Securities, Preferred Stock or Depositary Shares; (vi) purchase contracts relating to the sale of securities by the Company under the prospectus included in the Registration Statement; and (vii) units comprised of one or more of the securities offered under the prospectus included in the Registration Statement.
For the purpose of rendering this opinion, I have examined originals, or copies certified or otherwise identified to my satisfaction as being true copies, of such records, documents, instruments and certificates as, in my judgment, are necessary or appropriate to enable me to render the opinions set forth below, including, but not limited to, the following:
i.    the Registration Statement, including the prospectus contained therein;
ii.    an executed copy of the Indenture filed as an exhibit to the Registration Statement;
iii.    the Articles of Incorporation and By-laws of the Company, each as amended to date (collectively, the “Governing Documents”); and
iv.    such corporate records and proceedings, minutes, consents, actions and resolutions of the board of directors as I have deemed necessary as a basis for the opinions expressed below.
In my capacity as such general counsel to the Company, I am familiar with the proceedings taken and proposed to be taken by the Company in connection with the issuance and sale of the Securities, all as referenced in the Registration Statement. I have made such legal and factual examinations and inquiries as I have deemed necessary or appropriate for the purposes of this opinion. I have also obtained from officers and agents of the Company and from public officials, and have relied upon, such certificates, representations and assurances as I have deemed necessary and appropriate for the purpose of rendering this opinion.

Corporate Headquarters: 5420 S. Durango Dr. Las Vegas, NV 89113

Las Vegas Sands Corp.
November 3, 2023

Without limiting the generality of the foregoing, in my examination, I have, with your permission, assumed without independent verification, that (i) any Indenture and any purchase, subscription or other agreements for the purchase of, subscription for or other acquisition of Securities, to be entered into by and between the Company and any purchasers or subscribers (“Purchase Agreements”) will be duly authorized by the Company; (ii) any Purchase Agreements will be duly executed and delivered by the parties thereto to the extent due execution and delivery are prerequisites to the effectiveness thereof; (iii) the obligations of each party set forth in the Indenture and any Purchase Agreements will be such party’s valid and binding obligations, enforceable in accordance with their respective terms; (iv) the Debt Securities will be issued in accordance with the terms of the Indenture; (v) no shares of Common Stock or Preferred Stock will be issued in violation or breach of, nor will such issuance result in a default under, any agreement or instrument that is binding upon the Company or any requirement or restriction imposed by any governmental or regulatory authority, body or agency; (vi) the authorization, issuance and sale of the Securities, including, without limitation, all corporate action required with respect thereto, will be in compliance with applicable laws and the Governing Documents as in effect on the date or dates of such corporate action, issuance or sale; (vii) each natural person signing a document has or will have sufficient legal capacity to do so; (viii) all documents submitted to me as originals are authentic, the signatures on all documents that I have examined are genuine, and all documents submitted to me as certified, conformed, photostatic, electronic or facsimile copies conform to the original document; (ix) all corporate records available to me and all public records I have reviewed are accurate and complete; and (x) at the time the shares of Common Stock and Preferred Stock will be issued, there will be sufficient authorized but unissued Common Stock and Preferred Stock, as the case may be, available to allow for such issuance.
Nothing herein shall be deemed an opinion as to the laws of any jurisdiction other than the State of Nevada. I express no opinion concerning any securities law or rule.
Based on the foregoing, and in reliance thereon, I am of the opinion that:
When and to the extent (a) the board of directors of the Company or an authorized and duly formed committee thereof (collectively, the “Board of Directors”) has taken all necessary corporate action to authorize and approve the issuance and sale of any shares of Common Stock and Preferred Stock, as applicable, including, without limitation, shares of Common Stock and Preferred Stock issuable upon the due and proper conversion of any Debt Securities, exercise of warrants or in connection with the Depositary Shares (collectively, the “Offered Stock”), (b) those certain stock certificates of the Company representing the shares of Offered Stock will be in a form approved by the Board of Directors and otherwise compliant with law and will have been manually signed by an authorized officer of the Company or authorized transfer agent and registrar for the Offered Stock, and will have been duly registered by such authorized transfer agent and registrar, and thereafter have been delivered to the subscribers for or purchasers of such Offered Stock, and (c) the Company has received payment in full, including, without limitation, by exchange or by payment of all conversion or exercise prices or pursuant to any deferred payment arrangements, of such consideration per share of Offered Stock as has been prescribed by any Purchase Agreement or as otherwise fixed by the Board of Directors, such shares of Offered Stock will be duly authorized, validly issued, fully paid and non-assessable.
This opinion is issued in the State of Nevada. By issuing this opinion, I (i) shall not be deemed to be transacting business in any other state or jurisdiction other than the State of Nevada and (ii) do not consent to the jurisdiction of any state other than the State of Nevada. Any claim or cause of action arising out of the opinions expressed herein must be brought in the State of Nevada. Your acceptance of this opinion shall constitute your agreement to the foregoing.
I consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the heading “Legal Matters.” I further consent to the incorporation by reference of this opinion and consent in any registration statement filed pursuant to Rule 462(b) under the Act with respect to the Securities. In giving these consents, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Commission promulgated thereunder, or Item 509 of Regulation S-K. This opinion letter is rendered as of the date first written above and I disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to my attention and which may alter, affect or modify the opinion

Corporate Headquarters: 5420 S. Durango Dr. Las Vegas, NV 89113

Las Vegas Sands Corp.
November 3, 2023

expressed herein. My opinion is expressly limited to the matters set forth above and I render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Securities.

Very truly yours,

/s/ D. ZACHARY HUDSON
Executive Vice President and Global General Counsel
LAS VEGAS SANDS CORP.

Corporate Headquarters: 5420 S. Durango Dr. Las Vegas, NV 89113